Exhibit 99.1

SUBSCRIPTION AGREEMENT

Raglan Mines Limited
1160-1040 West Georgia Street
Vancouver, British Columbia
Canada V6E 4H1

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of Raglan Mines Limited (the "Company") at a price of $0.10 per Share (the "Subscription Price")

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: Raglan Mines Limited

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip Code).

___________________________________
Signature of Purchaser

___________________________________
Printed Name of Purchaser

___________________________________
Social Security Number/

Tax I.D Number of Shares Purchased
__________________________________________________

Total Subscription Price

__________________________________________________

Form of Payment: Cash _________________

Check# _________________

Other _________________

ACCEPTED THIS _____ DAY OF ________________, _______.

Raglan Mines Limited

BY: __________________________________
Title: ___________________________